                                                                    EXHIBIT 23.7

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Clear Channel Communications, Inc.:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                /s/ KPMG PEAT MARWICK LLP

New York, New York

May 8, 1997